SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934





Date of Report (Date of earliest event reported) February 10, 1999
                                                ------------------

                         OVM International Holding Corp.
                         -------------------------------
      (Exact name of registrant as it appears as specified in its charter)


          Nevada                       0-29482                88-0344135
          ------                       -------                ----------
(State or other jurisdiction        (Commission File         (IRS Employer
      or incorporation)                  Number)           Identification No.)



                  West 516 Sprague Avenue, Spokane, Washington
                  --------------------------------------------
       99204 (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code   (509) 747-8590
                                                      -------------

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          (Former name or former address, if changed since last report)


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Item 4.  Changes in Registrant's Certifying Accountant
         ---------------------------------------------

         At a meeting held on February 10, 1999, the Board of Directors of OVM International Holding Corp. (the "Company") approved the engagement of Horwath Gelfond Hochstadt Pangburn & Co. as independent auditors of the Company for the fiscal year ended December 31, 1998, to replace the firm of Ernst & Young ("E&Y"), who were dismissed as the Company's auditors effective February 10, 1999.

         The reports of E&Y on the Company's financial statements for the past two years did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

         In connection with the audits of the Company's financial statements for each of the two fiscal years ended December 31, 1997, and in the subsequent interim period, there were no disagreements with E&Y on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of E&Y would have caused E&Y to make reference to the subject matter in their report. The Company has requested E&Y to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of E&Y's letter dated March 26, 1999, is filed as an exhibit to this Report.

Item 7.  Financial Statements and Exhibits
         ---------------------------------

         (c)      Exhibits

                  16.1   Letter of E&Y pursuant to Item 304(a)(3) of
                         Regulation SB.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned herein duly authorized.

                                              OVM International Holding Corp.


                                              By: /s/  Ching Lung Po
                                              ------------------------------
                                              Ching Lung Po, President & CEO
Dated March 26, 1999




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